Exhibit 99.1

NEWS RELEASE

CATELLUS ANNOUNCES SECOND QUARTER 2005 RESULTS

SAN FRANCISCO, CALIFORNIA (July 28, 2005) - Catellus Development Corporation (NYSE:CDX) today reported earnings per fully diluted share (“EPS”) for the second quarter of 2005 of $0.25, as compared to $0.34 for the same period in 2004.  EPS for the six months ended June 30, 2005, was $0.56, as compared to $0.65 for the same period in 2004.

Net income for the second quarter of 2005 was $26.2 million, as compared to $35.3 million for the same period in 2004.  Net income for the six months ended June 30, 2005, was $59.5 million, as compared to $67.4 million for the same period in 2004.

Second quarter net income includes a $6.8 million impairment charge related to the expected sale of the Park Central office building in Dallas, Texas.

“Following the June 6 merger announcement, we have been working diligently with ProLogis and have made significant progress toward the successful integration and completion of the pending merger of our two firms, scheduled to close in September,” said Nelson C. Rising, chairman and CEO of Catellus.  “In addition, we are very pleased with the continued progress we have made during this period in sourcing potential new development opportunities, leasing our existing development, and marketing our four largest office properties.”

Rental Portfolio

•      For the second quarter of 2005, net operating income (“NOI”) was $59.1 million, as compared to $60.1 million for the same period in 2004.  For the first half of the year, NOI was $118.0 million, as compared to $118.3 million for the same period in 2004 (see page 11 for definition of NOI).

•      At June 30, 2005, the rental portfolio totaled 41.1 million square feet and was 93.8 percent occupied, as compared to 94.7 percent at March 31, 2005, and 95.7 percent at June 30, 2004.

•      Of the 41.1 million square feet of rental property, approximately 89.7 percent is industrial property that was 94.7 percent occupied at June 30, 2005, as compared to occupancy rates of 95.7 percent at March 31, 2005, and 96.6 percent at June 30, 2004.

•      Development properties completed and added to the rental portfolio during the quarter include a 138,000 square foot expansion to an industrial building in Grand Prairie,

Texas, leased to an existing tenant; a 348,000 square foot industrial facility at Stapleton Business Park in Denver, Colorado; and 14,000 square feet of retail space at Pacific Commons in Fremont, California.  The buildings are 77 percent preleased and represent a total investment of $20.3 million with a projected return on cost of 11.4 percent.

•      In addition to the projected sale of Park Central in Dallas, Texas, the company is under contract to sell South Bay Center in San Jose, California for a projected gain on sale of $41.2 million. Both building sales are expected to close in the third quarter of 2005.  The company is also negotiating a contract for sale of the Railway Exchange Building in Chicago, Illinois and has begun marketing for sale the Gap building at Mission Bay in San Francisco, California.  In total, the four office properties represent almost 1.8 million square feet of space or over 57 percent of Catellus’ total office portfolio.

Development and Investment Activity

•      At June 30, 2005, construction in progress in the company’s Core Segment (defined below) was 5.6 million square feet, of which 3.9 million square feet will be added to Catellus’ rental portfolio upon completion; 552,000 square feet of space is build-to-sell; 651,000 square feet of space is development for fee; and 527,000 square feet of space is included in a joint venture.

•      For the 3.9 million square feet under construction that will be added to Catellus’ rental portfolio upon completion, the projected total cost of development is $149.0 million.  These buildings were 59 percent preleased at quarter end and, when fully leased, are projected to yield a return on cost of approximately 9.3 percent.

•      During the quarter, a 335,000 square foot industrial development at Kaiser Commerce Center in Fontana, California was completed and sold.

•      As previously announced, during the quarter, Catellus executed two build-to-suit transactions, in suburban Chicago and Atlanta, that upon construction completion will add approximately 1.8 million square feet of industrial space to the company’s rental portfolio.  The two transactions consist of:

•      Clorox Sales Company, a division of Clorox Company, signed a lease for an 850,000 square foot build-to-suit distribution warehouse facility at Internationale Centre South, in Minooka, Illinois.  The facility is under construction with completion projected to occur in the fourth quarter of 2005.

•      Quaker Sales and Distribution, a division of PepsiCo, signed a ten-year lease for a 913,000 square foot build-to-suit distribution facility in Atlanta at Douglas Hill

Business Center.  The facility is under construction with completion projected to occur in the first quarter of 2006.

•      Subsequent to quarter end, Fort James Corporation, an affiliate of Georgia Pacific Corporation, signed an eight-year lease for 935,000 square feet of industrial space at Quakertown Interchange Commerce Center, in Quakertown, Pennsylvania.  Construction completion is projected to occur in the second quarter of 2006.

•      During the quarter, Catellus acquired land in Tracy, California, entitled for 3.3 million square feet of commercial development, for $7.2 million.

•      Subsequent to quarter end, Catellus, through a joint venture, acquired land in Beaumont, California entitled for 2.9 million square feet of commercial development, for $14 million.

•      Subsequent to quarter end, LG Electronics signed a ten-year lease for a 545,000 square foot industrial building currently under construction at Kaiser Commerce Center in Fontana, California.

Supplemental Reporting Measure

•      Catellus provides Funds From Operations (“FFO”) as a supplemental measure of performance, in two segments: Core Segment and Urban, Residential and Other Segment.  Catellus believes that FFO, along with GAAP net income, provides a useful measure of its operating performance.

•      The first segment, or Core Segment, reflects that part of Catellus’ business that Catellus expects will be ongoing and central to its future operations.

•      The second segment, or Urban, Residential and Other Segment, reflects the company’s urban and residential businesses, including residential lot development, urban development, and desert land sales, from which the company has been transitioning since its March 2003 REIT conversion announcement.  This segment also includes REIT conversion costs, historical tax effects prior to the REIT conversion, and accounting charges relating to the November 2003 stock option exchange offer.  These costs also include third party costs, which have been substantially recognized.

•      FFO, including both segments as defined above, for the second quarter of 2005 was $45.1 million, compared to $54.8 million for the same period in 2004.  FFO, including both segments as defined above, for the first half of 2005 was $97.4 million, as compared to $101.3 million for the same period in 2004.

•      Core Segment FFO for the second quarter of 2005 was $40.4 million, including a $6.8 million charge for the impairment of Park Central, as compared to $40.2 million for the same period in 2004.  On a fully diluted basis, Core Segment FFO per share for the second quarter of 2005 was $0.38, as compared to $0.39 for the same period in 2004.  Core Segment FFO for the first half of 2005 was $89.2 million, as compared to $86.5 million for the same period in 2004.  On a fully diluted basis, Core Segment FFO per share for the first half of 2005 was $0.85, as compared to $0.83 for the same period in 2004.

Third Quarter Dividend

•      In accordance with the merger agreement regarding timing of regular quarterly dividends, the Board of Directors of Catellus declared a regular cash dividend for the quarter ending September 30, 2005, of $0.27 per share of common stock payable on August 31, 2005, to stockholders of record at the close of business on August 16, 2005, which coincides with the record and payment dates for ProLogis’ third quarter dividend.

* * * * *

Catellus Development Corporation (NYSE: CDX) will host a conference call on Friday, July 29, 2005, at 9:00 AM Pacific Time (10:00 AM Mountain, 11:00 AM Central, and Noon Eastern) to discuss second quarter results.  Catellus will release financial results for the second quarter on Thursday, July 28, 2005, after the close of the day’s trading on the New York Stock Exchange.  To participate in the conference call, dial 800-599-9816 (domestic) or 617-847-8705 (international) and enter access code 40847749 prior to the beginning of the call.  Access the live webcast of the conference call from the Investor Relations section of Catellus’ website at www.catellus.com.  You may also access the live webcast through www.streetevents.com.  The telephonic replay will be available until August 12, 2005, at 888-286-8010 (domestic) or 617-801-6888 (international) with the access code 35073125.  The webcast replay will be available to July 29, 2006 (or if the merger under the definitive merger agreement between Catellus and ProLogis, which was announced on June 6, 2005, is completed, to the date the merger is completed), from the Investor Relations section of Catellus’ website at www.catellus.com or at www.streetevents.com.

The second quarter 2005 Supplemental Financial Package will be available from our home page and the Investor Relations section of our website at www.catellus.com. These materials are also available by contacting Investor Relations at (415) 974-4500 or by sending an email to InvestorRelations@catellus.com.

Catellus Development Corporation is a publicly traded real estate development company that began operating as a real estate investment trust effective January 1, 2004. The company owns and operates approximately 41.1 million square feet of predominantly industrial property in many of the country’s major distribution centers and transportation corridors. Catellus’ principal objective is sustainable, long-term growth in shareholder value, which it seeks to achieve by applying its strategic resources: a lower-risk/higher-return rental portfolio, a focus on expanding that portfolio through development, and the deployment of its proven land development skills to select opportunities where it can generate profits to recycle back into its core business. More information on the company is available at www.catellus.com.

Except for historical matters, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements about plans, opportunities, and development. We caution you not to place undue reliance on these forward-looking statements, which reflect our current beliefs and are based on information currently available to us. We do not undertake any obligation to publicly revise these forward-looking statements to reflect future events or changes in circumstances, except as may be required by law. These forward-looking statements are subject to risks and uncertainties that could cause our actual results, performance, or achievements to differ materially from those expressed in or implied by these statements. In particular, among the factors that could cause actual results to differ materially are: failure to obtain the approvals of shareholders of Catellus Development Corporation and ProLogis or to satisfy the other closing conditions necessary for the consummation of the merger of Catellus with and into a subsidiary of ProLogis; failure of the combined company in such merger to achieve the successful integration of the operations of ProLogis and Catellus or to realize the intended benefits of the merger; changes in the real estate market or in general economic conditions, including a worsening economic slowdown or recession; non-renewal of leases by tenants or renewal at lower than expected rates; difficulties in identifying properties to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as we expect; our failure to divest of properties on advantageous terms or to timely reinvest proceeds from any such divestitures; our failure to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code; product and geographical concentration; industry competition; availability of financing and changes in interest rates and capital markets; changes in insurance markets; losses in excess of our insurance coverage; discretionary government decisions affecting the use of land, including the issuance of permits and acceptance of the design and construction of infrastructure improvements, and delays resulting therefrom; disputes related to and delays in the payment of bond reimbursements for infrastructure costs; changes in the management team; weather conditions and other natural occurrences that may affect construction or cause damage to assets; changes in income taxes or tax laws; actions by taxing authorities, or necessary recalculations by the company, requiring retroactive changes to the tax treatment of distributions to shareholders; environmental uncertainties, including liability for environmental remediation and changes in environmental laws and regulations; failure or inability of parties or third parties to fulfill their commitments or to perform their obligations under agreements; failure of parties to reach agreement on definitive terms or to close transactions; increases in the cost of land and construction materials and availability of properties for future development; limitations on, or challenges to, title to our properties; risks related to the financial strength of joint venture projects, co-owners, and owners for whom we provide development services; changes in policies and practices of organized labor groups; shortages or increased costs of electrical power; risks and uncertainties affecting property development and renovation (including construction delays and cost overruns); other risks inherent in the real estate business; and acts of war, other geopolitical events and terrorists activities that could adversely affect any of the above factors.

For further information, including more detailed risk factors, you should refer to Catellus Development Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2004, and its report on Form 10-Q for the quarter ended March 31, 2005, filed with the Securities and Exchange Commission (“SEC”), as well as the preliminary joint proxy statement/prospectus that is part of the registration statement on Form S-4 of ProLogis filed with the SEC on July 13, 2005.

Information contained in this news release is not a substitute for the preliminary joint proxy statement/prospectus or, when filed with the SEC, the definitive joint proxy statement/prospectus. SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND, WHEN FILED WITH THE SEC, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE OF THEIR IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS, ABOUT THE PROPOSED MERGER OF CATELLUS DEVELOPMENT CORPORATION WITH AND INTO A PROLOGIS SUBSIDIARY AND ABOUT CATELLUS, PROLOGIS AND THE COMBINED COMPANY.  The preliminary joint proxy statement/prospectus and, when filed with the SEC, the definitive joint proxy statement/prospectus, as well as other documents filed by Catellus and/or ProLogis with the SEC, are or will be available free of charge at the SEC’s website (http://www.sec.gov) or by directing a request to Catellus Development Corporation at 201 Mission Street, Second Floor, San Francisco, California, 94105, Attn.: Investor Relations, or by telephone at (415) 974-4500, or by email at InvestorRelations@catellus.com; or (if appropriate) to ProLogis at 14100, E. 35th Place, Aurora,  Colorado 80011, Attn.: Investor Relations, or by telephone at 800-820-0181.

Contacts:
Margan Mitchell	Minnie Wright
Corporate Communications	Investor Relations
(415) 974-4616	(415) 974-4649

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	June 30,	December 31,
	2005	2004

Assets
Properties	$2,381,584	$2,316,289
Less accumulated depreciation	(487,227)	(490,409)
	1,894,357	1,825,880
Other assets and deferred charges, net	206,377	224,932
Notes receivable, less allowance	236,170	329,758
Accounts receivable, less allowance	26,902	35,800
Assets held for sale	55,484	10,336
Restricted cash and investments	12,852	29,569
Cash and cash equivalents	61,265	252,069
Total	$2,493,407	$2,708,344

Liabilities and stockholders’ equity
Mortgage and other debt	$1,208,835	$1,440,528
Accounts payable and accrued expenses	110,872	201,238
Deferred credits and other liabilities	284,187	286,780
Liabilities associated with assets held for sale	81,891	88
Deferred income taxes	51,231	36,119
Total liabilities	1,737,016	1,964,753

Stockholders’ equity
Common stock - 105,086 and 104,720 shares issued, and 103,941 and 103,317 shares outstanding at June 30, 2005 and December 31, 2004, respectively	1,051	1,047
Paid-in capital	517,089	509,407
Unearned value of restricted stock and restricted stock units (1,145 and 1,403 shares at June 30, 2005 and December 31, 2004, respectively)	(21,474)	(23,049)
Accumulated earnings	259,725	256,186
Total stockholders’ equity	756,391	743,591
Total	$2,493,407	$2,708,344

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Revenue
Rental revenue	$74,725	$72,428	$148,924	$144,203
Sales revenue	31,990	7,299	65,134	44,990
Management, development and other fees	3,250	758	10,794	2,457
	109,965	80,485	224,852	191,650
Costs and expenses
Property operating costs	(20,782)	(18,092)	(41,057)	(36,932)
Cost of sales	(20,141)	(4,874)	(43,036)	(27,964)
Selling, general and administrative expenses	(13,234)	(12,611)	(25,524)	(25,562)
Depreciation and amortization	(17,587)	(18,045)	(35,505)	(34,939)
	(71,744)	(53,622)	(145,122)	(125,397)
Operating income	38,221	26,863	79,730	66,253

Other income
Equity in earnings of operating joint ventures, net	2,665	2,379	5,498	4,793
Equity in earnings of development joint ventures, net	6,651	3,391	11,737	4,618
Gain on non-strategic asset sales	—	16,380	20	16,441
Interest income	8,883	2,461	17,778	5,238
Other	780	956	869	1,257
	18,979	25,567	35,902	32,347
Other expenses
Interest expense	(15,017)	(15,314)	(31,339)	(29,627)
REIT transition costs	—	(208)	—	(420)
Other	158	(1,819)	(1,340)	(2,249)
	(14,859)	(17,341)	(32,679)	(32,296)

Income before income taxes and discontinued operations	42,341	35,089	82,953	66,304

Income tax expense	(9,246)	(982)	(17,394)	(1,913)
Income from continuing operations	33,095	34,107	65,559	64,391
Discontinued operations, net of income tax:
(Loss) gain from disposal of discontinued operations	(17)	398	716	2,014
(Loss) income from discontinued operations	(6,896)	829	(6,775)	1,020
Net (loss) gain from discontinued operations	(6,913)	1,227	(6,059)	3,034
Net income	$26,182	$35,334	$59,500	$67,425

Income per share from continuing operations
Basic	$0.32	$0.33	$0.63	$0.63
Assuming dilution	$0.31	$0.33	$0.62	$0.62
Income per share from discontinued operations
Basic	$(0.07)	$0.01	$(0.06)	$0.03
Assuming dilution	$(0.06)	$0.01	$(0.06)	$0.03
Net income per share
Basic	$0.25	$0.34	$0.57	$0.66
Assuming dilution	$0.25	$0.34	$0.56	$0.65

Average number of common shares outstanding - basic	103,912	103,023	103,832	102,933
Average number of common shares outstanding - diluted	105,457	104,078	105,406	104,116
Dividends declared per share	$0.27	$0.27	$0.54	$0.54

CATELLUS DEVELOPMENT CORPORATION

Reconciliation of Net Income to Funds from Operations

(In thousands, except per share data)

(Unaudited)

	Three Months ended
	June 30, 2005
		Urban/Res.
	Core	& Other
	Segment	Segment	Consolidated
Net income	$21,552	$4,630	$26,182
Add depreciation	18,932	62	18,994
Less gain on rental property sales	(51)	—	(51)
FFO	$40,433	$4,692	$45,125

FFO per share:
Basic	$0.39	$0.04	$0.43
Assuming dilution	$0.38	$0.05	$0.43

Average number of common shares outstanding-basic	103,912	103,912	103,912
Average number of common shares outstanding-diluted	105,457	105,457	105,457

	Three Months ended
	June 30, 2004
		Urban/Res.
	Core	& Other
	Segment	Segment	Consolidated
Net income	$20,933	$14,401	$35,334
Add depreciation	19,632	181	19,813
Less gain on rental property sales	(395)	—	(395)
FFO	$40,170	$14,582	$54,752

FFO per share:
Basic	$0.39	$0.14	$0.53
Assuming dilution	$0.39	$0.14	$0.53

Average number of common shares outstanding-basic	103,023	103,023	103,023
Average number of common shares outstanding-diluted	104,078	104,078	104,078

	Six Months ended
	June 30, 2005
		Urban/Res.
	Core	& Other
	Segment	Segment	Consolidated
Net income	$51,402	$8,098	$59,500
Add depreciation	38,291	169	38,460
Less gain on rental property sales	(540)	—	(540)
FFO	$89,153	$8,267	$97,420

FFO per share:
Basic	$0.86	$0.08	$0.94
Assuming dilution	$0.85	$0.07	$0.92

Average number of common shares outstanding-basic	103,832	103,832	103,832
Average number of common shares outstanding-diluted	105,406	105,406	105,406

	Six Months ended
	June 30, 2004
		Urban/Res.
	Core	& Other
	Segment	Segment	Consolidated
Net income	$52,947	$14,478	$67,425
Add depreciation	37,882	365	38,247
Less gain on rental property sales	(4,367)	—	(4,367)
FFO	$86,462	$14,843	$101,305

FFO per share:
Basic	$0.84	$0.14	$0.98
Assuming dilution	$0.83	$0.14	$0.97

Average number of common shares outstanding-basic	102,933	102,933	102,933
Average number of common shares outstanding-diluted	104,116	104,116	104,116

CATELLUS DEVELOPMENT CORPORATION

(In thousands and unaudited)

Net Operating Income (NOI) is defined as rental revenue less property operating costs (including the portion from discontinued operations), and includes equity in earnings of operating joint ventures, net (as reflected in the accompanying statements of operations).  We believe that NOI provides useful information because stockholders, company management, and industry analysts commonly use NOI as a measurement of operating performance of a company’s rental portfolio.

NOI is calculated as presented below.

	Three Months ended		Six Months ended
	June 30,		June 30,
	2005	2004	2005	2004
Rental revenue	$74,725	$72,428	$148,924	$144,203
Property operating costs	(20,782)	(18,092)	(41,057)	(36,932)
Hotel operations (included in “Other income - Other”)	515	—	515	—
Equity in earnings of operating joint ventures, net	2,665	2,379	5,498	4,793
Rental revenue from discontinued operations	3,989	5,583	8,190	10,973
Property operating costs from discontinued operations	(2,048)	(2,191)	(4,073)	(4,767)
Rental revenue less property operating costs	$59,064	$60,107	$117,997	$118,270